Exhibit 99.1
Trident Announces Appointment of Interim CEO
SUNNYVALE, Calif., Jan. 19, 2011 — Trident Microsystems, Inc. (NASDAQ: TRID), a leading provider of set-top box and TV semiconductor solutions, today announced that Sylvia Summers Couder has resigned as CEO and as a director to pursue other opportunities. The company also announced that Mr. Philippe Geyres has been appointed as Interim CEO effective immediately and that the company has initiated a search for a CEO following this transition. Mr. Geyres is a candidate for the permanent CEO position.
“Sylvia Summers’ accomplishments at Trident have been substantial. She oversaw a significant management transition early in her tenure and worked closely with the board to reposition the company. We greatly appreciate her efforts and leadership, including the recent management of the integration of the NXP and Micronas assets and the cost reductions that have been achieved,” said David Courtney, Chairman of the Board.
“We are pleased and excited that Philippe Geyres has agreed to assume the role of Interim CEO. We believe his background and experience will be quite helpful during this transition and that he will bring a valuable perspective and focus to our business,” said Mr. Courtney.
Mr. Geyres joined Trident’s board in February 2010 following the company’s acquisition of certain assets of NXP. Mr. Geyres has substantial executive experience. He was CEO of Oberthur Card Systems, a French publicly listed smart card company during 2007 and 2008. He was previously an executive at ST Microelectronics from 1983 to 2006, most recently as Executive Vice President, Consumer and Telecom Products. Prior to that, he held positions at Fairchild Semiconductor and IBM. Mr. Geyres serves as a member of the board of directors of Advanced Digital Broadcast, a Swiss company listed in Zurich, and of Arteris, a privately held networking IP company.
The company also announced that Christos Lagomichos has announced his departure from Trident and resignation as its President effective Feb. 9, 2011.
“We want to thank Mr. Lagomichos for his service to Trident, and particularly the assistance he has provided in implementing our transition plan following the transaction with NXP,” said Mr. Courtney.
Forward-Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include, but are not limited to, statements about Trident’s expectations regarding the changes in its management team. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and there are important factors that could cause Trident’s actual results to differ materially from those in the forward looking statements. These risks include, without limitation, Trident’s success in pursuing license agreements of this patented technology, and its ability to realize benefits as a result of this licensing program. The forward-looking statements included in this press release are made only as of the date of this press release; Trident does not undertake any obligation to publicly revise or update any such forward-looking statement to reflect events or circumstances that may arise after the statement was made. Investors are cautioned not to place undue reliance on forward-looking statements. Additional information concerning factors that could cause results to differ can be found in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Reports on Form 8-K, Form 10-K and Form 10-Q., which are available at http://www.sec.gov.
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Sunnyvale, California, is a leading force in the digital home entertainment market, delivering an extensive range of platform solutions that enhance the consumer experience in the Connected Home. As one of the top-three semiconductor providers to both the TV and set-top box markets, Trident’s solutions can be found in the products of leading OEMs and channel partners worldwide. The company’s extensive IP portfolio of more than 2,000 patents has been driving key innovations in image quality, 3D TV, low power consumption, and 45nm designs. For further information about Trident and its products, please consult the Company’s web site: www.tridentmicro.com.